Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2020 Third Quarter Distribution of $0.29 Per Share and Announces Preliminary Fiscal Year 2020 Second Quarter Financial Results

New York, NY, April 13, 2020—Golub Capital BDC, Inc. (NASDAQ: GBDC) (“we,” “us,” “our,” “GBDC” or the “Company”), announced today that on April 9, 2020 GBDC’s Board of Directors (“Board”) declared a quarterly distribution of $0.29 per share, payable on June 29, 2020 to holders of record as of June 9, 2020. In addition, the Company announced its preliminary estimates of certain financial results for its second fiscal quarter ended March 31, 2020.1

David B. Golub, Chief Executive Officer of GBDC, said:

“We are encouraged by GBDC’s preliminary estimates of second fiscal quarter 2020 results. Adjusted Net Investment Income Per Share is estimated to be between $0.32 to $0.34, consistent with our normal historical range, and non-accruals are estimated to remain below 2.0% of total investments at fair value. At the same time, and as expected, the preliminary estimates reflect significant unrealized fair value adjustments related to COVID-19 impacts on market conditions. The board of directors has also decided that GBDC can maintain a substantial cash dividend and has declared a cash dividend for the fiscal third quarter of $0.29 per share payable in June. This is consistent with historical quarterly cash distributions at an annualized rate of approximately 8% of NAV, which the Company has historically out-earned.”

Set forth in the table below are certain preliminary estimates of our financial condition and results of operations for the three months ended March 31, 2020. These estimates are subject to the completion of financial closing procedures and are not a comprehensive statement of the Company’s financial results for the three months ended March 31, 2020. Actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that financial quarterly results for the three months ended March 31, 2020 are finalized.

PRELIMINARY ESTIMATES OF CERTAIN FINANCIAL RESULTS

	Estimated to have
	Totaled between:
Net Investment Income Per Share
Net investment income per share	$0.22	$0.26
Amortization of purchase premium per share[1]	0.10	0.08
Adjusted net investment income per share[1]	$0.32	$0.34
Net Realized/Unrealized Gain (Loss) Per Share
Net realized/unrealized gain (loss) per share	$(2.12)	$(1.91)
Reversal of unrealized loss resulting from the amortization of the purchase price premium per share[1]	(0.10)	(0.08)
Adjusted net realized/unrealized gain (loss) per share[1]	$(2.22)	$(1.99)
Earnings per Share
Earnings per share	$(1.90)	$(1.65)
Adjusted earnings per share[1]	$(1.90)	$(1.65)
Net Asset Value per Share
Net asset value per share	$14.43	$14.68

Exhibit 99.1

[1]
On September 16, 2019, the Company completed its acquisition of Golub Capital Investment Corporation ("GCIC"). The acquisition was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired and the liabilities assumed, the premium paid by the Company was allocated to the cost of the GCIC assets acquired by the Company pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, the Company recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities acquired from GCIC will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on such loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired.

As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing the following estimates of non-GAAP financial measures that it believes are useful for the reasons described below:

•
“Adjusted Net Investment Income Per Share” – excludes the amortization of the purchase premium and the accrual for the capital gain incentive fee (including the portion of such accrual that is not payable under the Company's investment advisory agreement) from net investment income calculated in accordance with GAAP.

•
“Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” – excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss from the amortization of the premium on loans or from the sale of equity investments from the determination of realized and unrealized gain/(loss) determined in accordance with GAAP.

•	“Adjusted Earnings Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income Per Share and Adjusted Net Realized and Unrealized Gain/(Loss) Per Share.
The Company believes that excluding the financial impact of the purchase premium in the above non-GAAP financial measures is useful for investors as it is a non-cash expense/loss resulting from the acquisition of GCIC and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as it includes the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors. Although these estimates of non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP.

Second Fiscal Quarter 2020 Preliminary Estimates of Certain Financial Results

•	On April 9, 2020, our board of directors declared a quarterly distribution of $0.29 per share, payable on June 29, 2020 to stockholders of record as of June 9, 2020.

•	We estimate our NAV per share as of March 31, 2020 will be between $14.43 and $14.68.

•
As of March 31, 2020, we estimate that non-accrual investments as a percentage of total investments at fair value were less than 2.0% and that non-accrual investments as a percentage of total investments at cost were less than 3.0%. Additionally, we estimate that the number of non-accrual investments increased from seven investments as of December 31, 2019 to ten investments as of March 31, 2020.

•	As of March 31, 2020, we were in compliance with all of our covenants under our revolving credit facilities and debt securitizations.

•
During the three months ended March 31, 2020, we estimate originations in new middle market investment commitments were $171.1 million. Approximately 66.0% of the new middle-market investment commitments were one stop loans, 33.0% were senior secured loans and 1.0% were equity securities. In addition, on January 1, 2020, we acquired the limited liability company equity interests in Senior Loan Fund LLC (“SLF”) and GCIC Senior Loan Fund LLC (“GCIC SLF”) that had been held by our joint venture partners. As a result of the transactions, on January 1, 2020, SLF and GCIC SLF became wholly-owned subsidiaries of ours and the assets and liabilities of SLF and GCIC SLF will be consolidated into our financial statements as of and for the period ended March 31, 2020.

•
Total investments at fair value are estimated to have decreased by between $227.9 million and $247.9 million during the three months ended March 31, 2020 after factoring in debt repayments, sales of securities, net fundings on revolvers, and net change in unrealized gains (losses).

•
For the three months ended March 31, 2020, the estimated adjusted net realized/unrealized loss per share of between $1.99 and $2.22 resulted from an increase in unrealized depreciation in respect of our portfolio company investments resulting from decreases in the fair value of some of our portfolio company investments primarily due to the immediate adverse economic effects of the COVID-19 pandemic, the continuing uncertainty surrounding its long-term impact and increases in the spread between the yields realized on risk-free and higher risk securities.

Exhibit 99.1

The preliminary estimates described in this press release are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results for the three months ended March 31, 2020. Our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for the three months ended March 31, 2020 are finalized. These preliminary estimates have been prepared by, and are the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary estimates, and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

Conference Call

•
We intend to announce final results of operations as of and for the three and six months ended March 31, 2020 on or around May 11, 2020. We intend to announce the timing of an earnings conference call to discuss the quarterly financial results on or around April 15, 2020.

Exhibit 99.1

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one stop and other senior secured loans to middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and credit asset manager, with over $30 billion of capital under management. Golub Capital specializes in delivering reliable, creative and compelling financing solutions to middle market companies backed by private equity sponsors. The firm’s credit expertise also forms the foundation of its Late Stage Lending business and its Broadly Syndicated Loan investment program. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from its private equity sponsor clients and investors. Founded over 25 years ago, Golub Capital today has over 500 employees and lending offices in Chicago, New York, San Francisco and London. For more information, please visit golubcapital.com

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.